EXHIBIT 10.10

                                ANTIGUAN
                          EMPLOYMENT AGREEMENT


THIS AGREEMENT made as of the 1st day of October 1999 (this "Agreement"),


BETWEEN:

       STARNET COMMUNICATIONS INTERNATIONAL INC., with offices at
          1589 Newgate Street, St. John's Antigua, West Indies.

                               ('"SCII"),

AND:

             Meldon Ellis, of Newgate Street, P.O. Box 3265,
                    St. John's, Antigua, West Indies.

                            (the "EMPLOYEE"),

WHEREAS:

(A)  SCII is in the business of offering Internet gaming services;
(B) SCII wishes to engage the Employee as Chief Executive Officer (CEO) in Antigua; and
(C) The parties hereto are desirous of entering into the Agreement for the purpose of fixing the compensation and the terms applicable to the employment of the Employee during the period hereinafter set out,

NOW THEREFORE THIS AGREEMENT WITNESSES that the parties to this agreement, in consideration of the promises and of the respective covenants and agreements on the part of each of them contained in this agreement, do hereby covenant and agree each with the other as follows:

1. SCII engages the Employee as the (CEO) in Antigua and the Employee accepts such employment (the "Employment") upon the terms and conditions set out below.

2. The Employee will domicile in Antigua and carry out such responsibilities and duties based in the Caribbean and other locations, excluding Canada for the benefit and on behalf of SCII, including but not limited to the following:

     (a) As CEO for SCII, and all of it's subsidiaries you will oversee the running of all divisions.

3. In consideration of the performance by the Employee of his or her responsibilities and duties under this agreement as (CEO), SCH will:

     (a)  pay the Employee the sum of $18,000.00 USD per month.
     (b) provide the benefits and perquisites described in the attached Appendix "A".
     (c) stock options pursuant to Senior Executive stock option agreement to be (the "Stock Options").

4. The employee will maintain a reasonable expense account with SCII, (as agreed upon) in respect of which SCII will reimburse the Employee for any and all reasonable and documented
     expenses actually and necessarily, incurred in connection with the
     Employment. The Employee shall   furnish SCII with an itemized account of
     the expenses in such form or forms as may reasonably be required by SCII and at such times or intervals as may reasonably be required by SCII.

5. The Employee will be entitled to a paid vacation of six (6) weeks within each twelve (12) month period during the term of this Agreement, to be calculated from the Commencement Date (as defined below).

     If the employee is terminated part way through a twelve (12) month period, then SCII will be entitled to prorate the employee's entitlement to paid vacation accordingly.

6. The term of the Employment will commence on, the later of October 1, 1999 (the "COMMENCEMENT DATE") or the date the employee is domiciled in the Caribbean and will end on the third anniversary of the Commencement Date, subject to earlier termination as provided for below, and may be extended annually thereafter by mutual agreement of the parties in writing, to be signed by the parties at least 60 days prior to the third year anniversary of the Commencement Date, hereto on such terms as the parties agree (the "Term").

7. The Employment and the Agreement will be deemed to be immediately terminated upon:

     (a)  The end of the Term;
     (b) an acquisition of more than fifty per cent (50%) of the issued capital (having full voting rights under all circumstances) of SCH by another corporation, business entity or person (the "CHANGE OF CONTROL");
     (c)  the death or disability of the Employee; or

8. In the event of termination of this Agreement resulting from a Change of Control, upon the effective date of termination of the Employment, the Employee will be entitled to receive the following from SCII,

     (a)  twelve months salary, as set forth in Section 3(a).
     (b) housing accommodation for a period of no more than twelve months, or cash settlement in lieu thereof (as provided in Appendix ("A"),
     (c)  medical and dental coverage to a maximum of twelve months,

     or all salary and benefits payable to the employee under the Term of this Agreement, whichever is (//initialled//) greater, and:

     (d)  final moving allowance (as provided in Appendix ("A").

9. Should the Employee choose to terminate this Agreement prior to the Completion of the contract, all terms and provisions in this Agreement will be immediately terminated.

10. Should SCII choose to terminate this Agreement, without cause, prior to the Completion of the contract, fair and adequate severance payment will be:

     (a)  twelve months salary, as set forth in Section 3(a).
     (b) housing accommodation for a period of no more than twelve months, or cash settlement in lieu thereof (as provided in Appendix ('A"),
     (c)  medical and dental coverage to a maximum of twelve months,

     or all salary and benefits payable to the employee under the Term of this Agreement, whichever is (//initialled//) greater and:

     (d)  final moving allowance (as provided in Appendix ("A").
11. In the event of termination of this Agreement resulting from the death or disability of the Employee, any options granted to the Employee, if not vested at the time of his/her death or, disability, will vest and all vested options will be exercisable thereafter by the Employee or his/her estate for a period of twelve (12) months.

12. No amendment to or variation of the terms of this Agreement will be effective or binding upon the parties hereto unless made in writing and signed by both of the parties hereto.

13. The Employee expressly agrees to keep the affairs of SCII, financial and otherwise, strictly confidential and shall not disclose the same to any person, company or firm, directly or indirectly, during or after his/her employment by SCII except within his/her jurisdiction of acting as a EMPLOYEES POSITION of SCII or as otherwise authorized in writing by the Board. The Employee expressly agrees, during and after his/her employment by SCII, not to use such information, directly or indirectly, for his/her own interests other than those of SCII, whether or not those interests conflict with the interests of SCII. The Employee expressly acknowledges and agrees that all information relating to SCII, whether financial, technical or otherwise shall, upon execution of the Agreement and thereafter, as the case may be, be the sole property of SCII, whether arising before or after the execution of the Agreement. The Employee expressly agrees not to divulge any of the foregoing to any person, partnership, corporation or other legal entity or to assist in the disclosure or divulging of any such information, directly or indirectly, except as required by law or as otherwise authorized in writing by the Board.

     The Employee expressly agrees that upon termination of this agreement for any reason whatsoever, the Employee shall not compete with SCII or Starnet as a director, officer, or major shareholder, consultant, or employee either directly or indirectly in a company, partnership or sole proprietorship for a period of one year.

     The Employee expressly agrees that he/she will not (directly or indirectly) solicit employee's or client's of SCII or Starnet to work for another company, partnership or sole proprietorship for a period of one year from the date of termination of the Employee, nor during the Employee's term of employment.

     The provisions of this Section (13) shall survive the termination of this Agreement and shall continue in full force and effect according to its terms for a period of one (1) year thereafter,

14. The Agreement shall be construed and enforced in accordance with the laws of Antigua, West Indies.
15. This Agreement constitutes the entire agreement between the parties hereto with respect to the relationship between SCII and the Employee and supersedes all prior arrangements and agreements, whether oral or in writing between the parties hereto with respect to the subject matter hereof.

16. Neither party shall have the right to assign the Agreement or any interest therein without the prior written consent of the other party, such consent not to be unreasonably withheld.

17. This Agreement shall enure to the benefit of and be binding upon SCII and its successors and permitted assigns and the Employee and his/her heirs, executors and administrators.

18.  The parties hereby agree to enter into an indemnity agreement.

19. If any provision or part of this agreement is found by a court of competent jurisdiction to be unenforceable, then that provision or part of the Agreement shall be deemed to be removed from this Agreement and all of the remaining provisions of this Agreement will continue to have full force and effect.

20. Any notice required or permitted to be made or given under the Agreement to either party shall be in writing and shall be sufficiently given if delivered personally, or if sent by prepaid registered mail to the intended recipient of such notice at:

     (a)  in the case of SCII, to:

          1589 Newgate Street,
          St. John's Antigua, West Indies

          Attention: Member of the Board

     (b)  in the case of the Employee to:

          1589 Newgate Street,
          St. Johns Antigua, West Indies

          Attention: Meldon Ellis

     or at such other address the party to whom such writing is to be given shall provide in writing to the party giving the said notice. Any notice delivered to the party to whom it is addressed shall be deemed to have been given and received on the day it is so delivered or, if such day is not a business day, then on the next business day following any such day.

IN WITNESS WHEREOF the parties hereto have signed this agreement as of the day and year first above written.

STARNET COMMUNICATIONS INTERNATIONAL INC.



Per:        // Authorized Signature //
    -----------------------------------



        // Witness' Signature //            //  Employee Signature //
------------------------------------   ----------------------------------
Witness, to Employees Signature                     EMLOYEE SIGNATURE


------------------------------------   ----------------------------------
Name                                                  EMPLOYEE NAME

------------------------------------
Occupation

             APPENDIX "A", TO ANTIGUAN EMPLOYMENT AGREEMENT
              BENEFITS AND PERQUISITES, TO BE PAID BY SCII


a)   Professional Development expenses will require prior authorization.

b) Annual travel allowance in the amount of US$ 10,000 per annum. Travel arrangements to be booked through the SCII Travel Coordinator.

c) 1999 initial moving allowance in the amount of US$5,000 (payable to employee upon the signing of this agreement) and final moving allowance, (provided that Employee completes the Term of the Agreement) at the termination of the Agreement in the amount of US$10,000.

d) Suitable housing allowance in Antigua to a maximum of US$4,000 per month.

e) Vehicle allowance in Antigua, not to exceed US$2,000/month. SCH will pay cost of vehicle insurance.

f) Comprehensive medical (including emergency air evacuation for medical reasons), dental and related coverage's, with spousal benefits as required.

g) Life Insurance and accidental death coverage with proceeds payable to the Employee's estate or specified family members.

h) SCII will provide Employee (if required) with an interest free loan up to US$50,000, re-payable upon termination of this agreement. (This loan will be made available to the employee upon signing of this agreement). The loan may be used to secure a credit card in Antigua, West Indies.

i) SCII will furnish annual work permits and immigration certificates as required.

j) The company will pay the annual Membership fee's to a Country /Club of the employee's choosing. This membership will be for the employee and his spouse.

              APPENDIX B, TO ANTIGUAN EMPLOYMENT AGREEMENT
                              REQUIREMENTS

The employee with provide SCH with the following:

*    5 Notarized copies of his/her passport
*    Criminal background check
*    Written Character Reference.

All documents provided will be forwarded to our lawyer for processing.